SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") effective this 20th day of February, 2007 is entered into by and between Robotic Workspace Technologies, a Maryland corporation with a principal place of business in Fort Myers, Florida ("RWT"), on the one hand, and ABB Inc., a Delaware corporation with a principal place of business in Auburn Hills, Michigan, and ABB Automation Technologies AB, a Swedish corporation with a principal place of business in Vasteras, Sweden (collectively "ABB"), on the other.

WHEREAS, there is now pending in the United States District Court for the Middle District of Florida, Fort Myers Division, a Civil Action entitled Robotic Workspace Technologies v. ABB, Inc. and ABB Automation Technologies AB, Civil Action No. 2:04-cv-611-FtM-29SPC, present Civil Action No. 2:04-cv-611-FtM-5006-SPC (the "Lawsuit").

WHEREAS, RWT has brought claims in the Lawsuit for misappropriation of trade secrets and breach of contract and breach of the implied warranty of good faith and fair dealing and ABB has denied that any of the claims asserted has any merit and has asserted various defenses thereto.

WHEREAS, in order to avoid the uncertainty, difficulties, delays and risks inherent in further litigation, and the expense and length of continued proceedings through trial and through any possible appeals, the parties hereto have come to a mutual agreement to resolve and settle the Lawsuit and dispose of all claims that were or could have been brought in the Lawsuit and hereby memorialize and confirm the terms and conditions of such final resolution and settlement by entering into and executing and exchanging this Agreement.

NOW, THEREFORE, in accordance with the foregoing recitals and in consideration of the mutual covenants contained herein, RWT and ABB agree as follows:

1. RWT warrants and represents that it is the sole owner of the trade secrets that are the subject of the Lawsuit. RWT also warrants and represents that its rights include the right to sue for misappropriation of its trade secrets, for breach of contract and the implied warranty of good faith and fair dealing, and, that it has not entered into and shall not enter into any agreement which would interfere with the releases and covenants not to sue granted by this Agreement.

2. In consideration of the releases and covenants contained in this Agreement relating to the Lawsuit, ABB shall pay to RWT a non-refundable, one-time payment of Two Million Nine Hundred and Twenty-Five Thousand U.S. Dollars ($2,925,000.00 U.S.), without the deduction of any taxes or withholding of any kind, no later than March 2, 2007. Payment shall be made by wire transfer to RWT and its attorneys, Niro, Scavone, Haller & Niro, to the following client trust account:

> Northern Trust Company
> 50 South LaSalle Street, Chicago, Illinois 60675
> ABA #071000152
> For the account of:
> Niro, Scavone, Haller & Niro Client Trust
> #0002721546
> Swift code:CNORUS44

3. Upon the exchange of signed facsimile copies of this Agreement, RWT will dismiss with prejudice all claims in the Lawsuit in accordance with the Stipulated Order of Dismissal attached hereto as Exhibit A.

4. Upon payment of the lump-sum amount set forth in paragraph 3 above, RWT and ABB, and their respective predecessors, successors and successors-in-interest, assigns, officers, directors, employees, subsidiaries, affiliates and agents, do hereby release and forever discharge one another and their respective predecessors, successors and successors-in-interest, assigns, officers, directors, employees, affiliates, subsidiaries,

suppliers, customers, distributors, integrators, resellers, end users, agents and those in privity with them from any and all claims, actions, damages, liabilities and/or demands, which arise out of or concern the claims made or which could have been made in the Lawsuit (the "Mutual Releases").

5. RWT and ABB covenant that at no time will they, their respective predecessors, successors and successors-in-interest, assigns, officers, directors, employees, subsidiaries, affiliates and agents, make any claim or commence or prosecute against one another, or their respective predecessors, successors and successors-in-interest, assigns, officers, directors, employees, subsidiaries, affiliates, suppliers, customers, distributors, resellers, end users or agents, any suit, action or proceeding of any kind based upon the claims made or which could have been made in the Lawsuit (the "Covenants Not To Sue").

6. Notwithstanding the above, the Mutual Releases and Covenants Not To Sue contained in this Agreement are not intended and shall not be construed (1) to cover or affect RWT's rights against any other parties arising out of or concerning activities or products unrelated to ABB, its officers, directors, employees, affiliates, subsidiaries or agents or (2) to grant any license or other rights under patents owned or controlled by RWT.

7. The parties agree that they will not, at any time hereafter, issue or make any public or private comment, statement or remark that would reasonably be construed or intended to disparage, criticize or denigrate the parties or each other's parents, Subsidiaries, Affiliates, officers, directors, employees, agents, successors, predecessors, assigns or business.

8. This Agreement is the result of a compromise between the parties and shall never at any time or for any purpose be considered as an admission of liability, fault and/or responsibility by any party.

9. Except as set forth in this paragraph, RWT and ABB agree to maintain as confidential and shall not disclose or authorize to be disclosed the terms of this Agreement. Each party may, however, make such disclosure as may be necessary: (i) in response to a discovery request or subpoena issued in any litigation or other administrative proceeding; (ii) if required in any legally required financial reporting or by any securities exchange; (iii) in any legal proceeding in order to enforce this Agreement; or (iv) to comply with the terms, conditions and obligations under this Agreement. Further, the parties may disclose the terms of this Agreement to their attorneys, auditors, bankers, finance companies, and actual and potential investors, all on a need to know basis subject, however, to advising such parties of the confidential nature of the disclosure and the need to keep the disclosure confidential. In addition, RWT may issue the press release set forth in Exhibit B. Except for such press release, no party shall make nor authorize to be made any unilateral press announcement or statement concerning the terms of this Agreement without the prior written consent of the other. In the event that any party violates the terms of this provision by making a public disclosure of the terms of this Agreement, then the non-breaching party shall have the right to respond and defend itself, in addition to all other remedies available to it, and such defensive action shall not be deemed a breach of this provision.

10. This Agreement shall not be amended, altered, supplemented, modified, or otherwise changed unless in writing executed by the parties hereto and expressly stating that it is an amendment, alteration, supplement, or modification of this Agreement, and exchanged between them.

11. Waiver of any one provision or provisions shall not be deemed to be a waiver of any other provision or a future waiver of the same or any other provision.

12. The parties agree that the district court in the lawsuit shall retain jurisdiction for purposes of enforcing the terms of this Agreement.

13. This Agreement was drafted with full and equal participation from the parties and their counsel, and no provision herein may be construed against or in favor of either party because of the relative bargaining positions, strengths or sophistication thereof or which party drafted any such provision.

14. The parties hereto and their respective counsel represent and acknowledge that, as of the date they execute this Agreement, they are not preparing or contemplating any legal actions, arbitrations or proceedings of any kind against each other or any of their parents, subsidiaries, affiliates, divisions, partners, officers, directors, agents, employees, related in any way to the subject matter of the Lawsuit.

15. This Agreement contains and constitutes the entire agreement between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreements with respect to the subject matter hereof.

16. This Agreement shall bind the successors and assigns of each party, and inure to the benefit of each party and its respective agents, distributors, resellers, suppliers, customers, directors, officers, employees, agents, representatives, servants, successors, and assigns.

17. If any provision of this Agreement or any portion thereof is held by any court to be invalid, void or unenforceable, the remainder of the affected provision and the remaining provisions hereof shall nevertheless continue in full force and effect.

18. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement will become binding upon the exchange of facsimile copies of the required signatures and such faxed copies shall be binding and effective.

WHEREFORE, the parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through their respective signatures as contained below:

ROBOTIC WORKSPACE TECHNOLOGIES

Walter Weisel

Its: Chairman + Chief Executive

Date: FEBRUARY 23, 2007

ABB INC.

____

Its: ____________________________

Date: ___________________________

ABB AUTOMATION TECHNOLOGIES AB

____

Its: ____________________________

Date: ___________________________

customers, directors, officers, employees, agents, representatives, servants, successors, and assigns.

17. If any provision of this Agreement or any portion thereof is held by any court to be invalid, void or unenforceable, the remainder of the affected provision and the remaining provisions hereof shall nevertheless continue in full force and effect.

18. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement will become binding upon the exchange of facsimile copies of the required signatures and such faxed copies shall be binding and effective.

WHEREFORE, the parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through their respective signatures as contained below:

ROBOTIC WORKSPACE TECHNOLOGIES	ABB INC.
______________________	Kirk A. G[signature]
Its:______________________	Its:______________________
Date:______________________	Date: 2.22.07
	ABB AUTOMATION TECHNOLOGIES AB
	______________________
	Its:______________________
	Date:______________________

customers, directors, officers, employees, agents, representatives, servants, successors, and assigns.

17. If any provision of this Agreement or any portion thereof is held by any court to be invalid, void or unenforceable, the remainder of the affected provision and the remaining provisions hereof shall nevertheless continue in full force and effect.

18. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement will become binding upon the exchange of facsimile copies of the required signatures and such faxed copies shall be binding and effective.

WHEREFORE, the parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through their respective signatures as contained below:

ROBOTIC WORKSPACE TECHNOLOGIES

____

Its:______________________
Date:______________________

ABB INC.

____

Its:______________________
Date:______________________

ABB AUTOMATION TECHNOLOGIES, AB

Gunnar Björkenor Sten Jakobsson
Its: Director
Date: 2007-02-27

84197814.4.010460.09885

LT

IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
FORT MYERS DIVISION

ROBOTIC WORKSPACE TECHNOLOGIES, Plaintiff, v. ABB, INC. and ABB AUTOMATION TECHNOLOGIES AB Defendants.	)	No. 2:04-cv-611-FtM-29SPC

STIPULATED ORDER OF DISMISSAL

This action has come before the Court, upon the pleadings and proceedings of record, and it has been represented to the Court that Plaintiff, Robotic Workspace Technologies ("RWT"), and Defendants, ABB Inc. and ABB Automation Technologies AB (collectively "ABB"), have entered into a Settlement Agreement ("Agreement") and have agreed to a compromise and settlement of this Civil Action and all claims, defenses and counterclaims that were or could have been brought in this Civil Action.

WHEREFORE, with the consent of RWT and ABB, through their undersigned attorneys, it is hereby ORDERED, ADJUDGED and DECREED that:

1. All claims, defenses and counterclaims that were or could have been made by RWT against ABB or by ABB against RWT relating to this Civil Action are hereby dismissed with prejudice.

2. Each party shall bear its own costs and attorneys' fees.

3. This Court retains jurisdiction over the parties for the purpose of enforcing the Agreement between them relating to the settlement of this Civil Action or any action relating to the enforcement of this Order.

ASV

SO ORDERED:

Date:__________________ ______________________________
United States District Judge

STIPULATED AND AGREED TO:

____
Raymond P. Niro
John C. Janka
Sally Wiggins
Kara L Szpondowski
Niro, Scavone, Haller & Niro
181 W. Madison Street, Suite 4600
Chicago, Illinois 60602
(312) 236-0733
Fax: (312) 236-3137

Jennifer Whitelaw
Whitelaw Legal Group
3838 Tamiami Trail North
Third Floor
Naples, Florida 34103
(239) 262-1001
Fax: (239) 261-0057

Attorneys for Plaintiff

____
Joel W. Sternman
Michael F. Sarney
Bonnie Lynn Chmil
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8800;
Fax: (212) 940-8776

Pedro F. Bajo
Akerman Senterfitt
100 South Ashley Drive, Suite 1500
Tampa, Florida 33602
(813) 223-7333
Fax: (813) 223-2837

Attorneys for Defendants

Exhibit A

84197814.4.010460.89885

A W

PRESS RELEASE

Robotic Workspace Technologies, a wholly owned subsidiary of Innova Robotics & Automation Inc., announced today that it has reached a settlement of its lawsuit with ABB Inc. of Auburn Hills, Michigan and ABB Automation Technologies AB of Vasteras, Sweden. The case, which was pending before the United States District Court for the Middle District of Florida, Fort Myers Division, Civil Action No. 2:04-cv-611-FtM-29SPC, involved claims that the ABB companies misappropriated certain trade secrets relating to RWT's Universal Robot Controller technology and had breached an April 2002 confidentiality agreement.

Walter Weisel, Chairman and CEO of Innova Robotics & Automation Inc. said "we are pleased that this matter has been resolved. Looking forward, we are on course to continue our innovations and worldwide growth in this exciting field of robotics."

EXHIBIT B